EXHIBIT 16

             Resignation of AJ Robbins, Certified Public Accountant




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EXHIBIT 16


                     AJ Robbins, Certified Public Accountant
                                 Columbine Place
                           216 16th Street, Suite 600
                                Denver, CO 80202
                               Phone: 303-321-1281


                                 August 16, 2006



Mr. Jack Grace
College Partnership, Inc.
333 S. Allison Parkway, Suite 100
Lakewood, CO  80226


     This is to confirm that the client-auditor relationship between College Partnership, Inc. (Commission File Number 0-30323) and AJ Robbins, CPA has ceased effective August 7, 2006.

                                                 Very Truly Yours,

                                                 /s/ AJ Robbins
                                                 ---------------------------
                                                 AJ Robbins, CPA

cc:      Office of the Chief Accountant
         Securities and Exchange Commission
         405 5th Street, NW
         Washington, DC 20549